EXHIBIT 10.38

FIRST AMENDMENT TO
TECHNOLOGY CO-OPERATION AGREEMENT
November 12, 2012

BETWEEN:

ECO-TEK GROUP INC., (formerly known as Cliktech Corporation), having an address at 65 Woodstream Blvd., #15, Woodbridge, Ontario, L4L 7X6

(hereinafter referred to as “ECO-TEK”)

OF THE FIRST PART

-and-

Dr. Sabatino Nacson, Senior research Chemist, having an address at 93 Crown Heights Crescent, Toronto, Ontario, L4J  5T1,

(hereinafter referred to as “Dr. Nacson”)

OF THE SECOND PART

WHEREAS, ECO-TEK is a corporation, a manufacturer, marketing and service company, with international capabilities as well as technical expertise for sales, and distribution of various automotive products and services;

WHEREAS, DR. NACSON, is an individual, working as a consultant Chemist with 25 years of experience and is an inventor of chemical formulations, processes, new products, instrumentation, patent preparation, scientific publications and teaching professorship (ten years of which are directly related to automotive applications); and

WHEREAS, the parties previously entered into a Technology Co-Operating Agreement on or around September 14, 2012 (the “Technology Agreement”), which the parties now desire to amend and modify by their entry into this First Amendment to Technology Co-Operating Agreement (the “Agreement”).

NOW, THEREFORE, for $10 and in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other consideration, which consideration the parties hereby acknowledge and confirm the sufficiency thereof, the parties hereto agree as follows:

1.           Amendment to Technology Agreement.

    The requirement for Eco-Tek to provide Dr. Nacson the consideration set forth in Sections 7(b) and 7(c) of the Technology Agreement (collective the “Consideration”) is hereby waived by Dr. Nascon and the requirement to provide such Consideration is terminated by the parties entry into this Agreement, effective for all purposes as of the date of the original agreement, September 14, 2012 (the “Effective Date”).

2.           Reconfirmation of Technology Agreement.

The Parties hereby reaffirm all terms, conditions, covenants, representations and warranties made in the Technology Agreement, to the extent the same are not amended hereby.

3.           Effect of Agreement.

Upon the effectiveness of this Agreement, each reference in the Technology Agreement to “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Technology Agreement as modified or waived hereby.

4.           Technology Agreement to Continue in Full Force and Effect.

Except as specifically modified herein, the Technology Agreement and the terms and conditions thereof shall remain in full force and effect.

5.           Effect of Facsimile and Photocopied Signatures.

This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one party and faxed to another party shall be deemed to have been executed and delivered by the signing party as though an original.  A photocopy of this Agreement shall be effective as an original for all purposes.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed  effective as of the Effective Date.

Per: /s/ Ronald Kopman
Ron Kopman
President, Eco-Tek Group Inc.

Date: November 12, 2012

Per: /s/ Dr. Sabatino Nacson
Dr. Sabatino Nacson

Date: November 12, 2012